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                              [BROCK FENSTERSTOCK
                  SILVERSTEIN McAULIFFE & WADE LLC LETTERHEAD]


                                                                     Exhibit 5.1

                               September 16, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: Box Hill Systems Corp.
              Amendment No. 3 to Registration Statement on Form S-1 File No. 333-31873

Ladies and Gentlemen:

        As counsel to Box Hill Systems Corp., a New York corporation (the "Registrant"), with respect to the above Registration Statement relating to the registration of 6,325,000 shares of the Common Stock, $.01 par value (the "Shares") of the Registrant to be sold pursuant to the Underwriting Agreement between the Registrant and the shareholders of the Company designated in the Registration Statement as "Selling Shareholders" and Salomon Brothers Inc and Montgomery Securities as representatives of the underwriters of which 2,350,000 shares are being sold by the Selling Shareholders, we have examined copies of the Certificate of Incorporation and amendments thereto, By-laws of the Registrant, as amended, minutes of relevant proceedings, unanimous consents of Directors and shareholders of the Company and such other materials as we determined pertinent.

        Based upon the foregoing, it is our opinion that the 2,350,000 shares being sold by the Selling Shareholders are, and the 3,975,000 balance of the Shares when paid for and issued pursuant to the terms of the Underwriting Agreement will be, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                Very truly yours,



                                BROCK, FENSTERSTOCK, SILVERSTEIN,
                                McAULIFFE & WADE, LLC